Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On February 16, 2002, Deltagen, Inc. (“Deltagen”) completed its acquisition of BMSPRL, L.L.C. (f/k/a Bristol-Myers Squibb Pharma Research Labs, Inc.) (“BMSPRL”) in a transaction accounted for as a purchase business combination. BMSPRL, a wholly owned subsidiary of E.R. Squibb & Sons, L.L.C., develops proprietary computational design technology, which is integrated with high throughput parallel synthesis, purification, and analysis to accelerate the discovery of new chemical products. As consideration for the acquisition, Deltagen issued 2,647,481 shares of Deltagen common stock valued at approximately $23.5 million and incurred acquisition-related costs of approximately $450,000. The total purchase price of approximately $24.0 million has been allocated to the net tangible and identifiable intangible assets acquired and liabilities assumed on the basis of their estimated fair values on the date of acquisition.

The following unaudited pro forma condensed combined financial information gives effect to the acquisition by Deltagen of BMSPRL. The unaudited pro forma condensed combined balance sheet combines the financial position of Deltagen and BMSPRL at December 31, 2001 as if the acquisition was consummated on December 31, 2001. The unaudited pro forma condensed combined statement of operations combines the results of operations of Deltagen and BMSPRL for the year ended December 31, 2001, as if the acquisition had occurred on January 1, 2001.

The historical special purpose financial statements of BMSPRL present the assets to be acquired, liabilities to be assumed and the direct operating expenses of BMSPRL and do not reflect a complete presentation of BMSPRL’s financial position or results of operations and may not be indicative of future operating expenses of BMSPRL on a standalone basis. The assets to be acquired, liabilities to be assumed and related direct operating expenses have been prepared in accordance with accounting principles generally accepted in the United States of America.

The pro forma adjustments are based on preliminary estimates, available information and certain assumptions and may be revised as additional information becomes available. The unaudited pro forma condensed combined financial information is not intended to represent what Deltagen’s results of operations would actually have been if the acquisition had occurred on those dates or to project Deltagen’s financial results of operations for any future period. Since Deltagen and BMSPRL were not under common control or management for the period from January 1, 2001 to December 31, 2001, the unaudited pro forma condensed combined financial results may not be comparable to, or indicative of, future performance.

This unaudited pro forma condensed combined financial information should be read in conjunction with the historical consolidated financial statements of Deltagen and BMSPRL. Deltagen’s historical consolidated financial statements can be found in Deltagen’s Annual Report on Form 10-K filed on March 29, 2002. BMSPRL’s historical special purpose statements can be found as Exhibit 99.1 to this Current Report on Form 8-K/A.

Unaudited Pro Forma Condensed
Combined Balance Sheet
As of December 31, 2001
(in thousands)

	Deltagen	BMSPRL	Pro Forma Adjustments (Note 3)		Pro Forma Combined
ASSETS

Current assets:
Cash and cash equivalents	$61,363	$—	$—		$61,363
Marketable securities	15,118	—	—		15,118
Other current assets	4,718	603	—		5,321

Total current assets	81,199	603	—		81,802
Property, plant and equipment, net	16,672	12,934	—		29,606
Goodwill and intangible assets, net	5,267	—	12,331	(A)	17,598
Other assets	5,912	238	—		6,150

Total assets	$109,050	$13,775	$12,331		$135,156

LIABILITIES AND STOCKHOLDERS’ EQUITY/NET ASSETS

Current liabilities:
Accounts payable	$4,131	$500	$—		$4,631
Accrued liabilities	5,864	834	450	(B)	7,148
Current portion of loans payable
and capital lease obligations	2,393	760	—		3,153
Current portion of deferred revenue	7,257	—	—		7,257

Total current liabilities	19,645	2,094	450		22,189
Loans payable and capital lease
obligations, less current portion	3,087	52	—		3,139
Other long-term accrued liabilities	990	—	—		990
Deferred revenue, less current portion	1,657	592	(592	) (C)	1,657

Total liabilities	25,379	2,738	(142)		27,975
Stockholders’ equity/net assets	83,671	11,037	12,473	(D)	107,181

Total liabilities and stockholders’ equity/net assets	$109,050	$13,775	$12,331		$135,156

The accompanying notes are an integral part of these pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined
Statement of Operations
Year Ended December 31, 2001
(in thousands)

	Deltagen	BMSPRL	Pro Forma Adjustments (Note 3)		Pro Forma Combined
Revenues	$9,910	$—	$—		$9,910

Costs and expenses:
Research and development	45,033	29,091	1,482	(E)	75,606
General and administrative	17,038	508	—		17,546

Total costs and expenses	62,071	29,599	1,482		93,152

Loss from operations	(52,161)	(29,599)	(1,482)		(83,242)
Interest income (expense), net	3,704	(150)	—		3,554

Net loss	$(48,457)	$(29,749)	$(1,482)		$(79,688)

Net loss per common share, basic and diluted	$(1.64)				$(2.48)

Weighted average shares used in computing net loss per share, basic and diluted	29,489				32,136

The accompanying notes are an integral part of these pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL INFORMATION

NOTE 1.    SUMMARY OF TRANSACTION

In connection with Deltagen’s acquisition of BMSPRL. Deltagen issued 2,647,481 shares of common stock valued at approximately $23.5 million and incurred acquisition related costs of approximately $450,000.

The total purchase price was allocated to the estimated fair value of assets acquired and liabilities assumed based on independent appraisals and management estimates as follows (in thousands):

Tangible net assets acquired:
Total current assets	$603
Property and equipment, net	12,934
Other assets	238
Accounts payable and accrued liabilities	(1,334)
Capital lease obligations	(812)

Tangible net assets acquired	11,629
Software (a)	3,970
Compound library (b)	1,590
Goodwill (c)	6,771

Total purchase price	$23,960

(a)	Software is being amortized on a straightline basis over three years.
(b)	Compound library is a computerized library of moduled and cataloged molecule structures and their physical characteristics and is being amortized on a straightline basis over ten years.
(c)	Goodwill represents the excess of the purchase price over the fair value of the net assets acquired and will be periodically evaluated for impairment in accordance with FAS142.

NOTE 2.    UNAUDITED PRO FORMA COMBINED NET LOSS PER SHARE

Basic net loss per share and shares used in computing the net loss per share for the year ended December 31, 2001 are based upon the historical weighted average common shares outstanding. Dilutive net loss per share would give affect to the dilutive effect of common stock equivalents consisting of restricted stock, stock options and warrants. Potentially dilutive securities have been excluded from the computation of net loss per share as its effect would be anti-dilutive.

NOTES TO UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL INFORMATION
(continued)

The 2,647,481 shares of common stock issued in connection with the acquisition has been included in the calculation of pro forma basic and diluted net loss per share as follows (in thousands):

Year Ended December 31, 2001
Shares used in computing basic and diluted net loss per share	29,489
Adjustment to reflect common stock issued in acquisition	2,647

Shares used in computing pro forma basic and diluted net loss per share attributable to common stockholders	32,136

NOTE 3.    PRO FORMA ADJUSTMENTS

The following pro forma adjustments are based upon management’s preliminary estimates of the value of the tangible and intangible assets acquired. These estimates are subject to finalization.

(A)  Represents $12,331 of goodwill and other intangible assets, summarized as follows (in thousands):

Goodwill	$6,771
Software	3,970
Compound library	1,590

$12,331

(B)  Represents accrued transaction costs associated with the acquisition.

(C)  Represents the currently estimated elimination of that portion of BMSPRL’s deferred revenue for which no future deliverable or liability exists.

(D)  To eliminate the historical equity/net assets of BMSPRL of $11,037 and record the estimated value of the common stock issued in connection with the acquisition (2,647,481 shares of common stock at an estimated price of $8.88 calculated using the average stock price from February 6, 2002 through February 13, 2002).

(E)  Represents amortization of intangible assets over three to ten years.

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